EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Turnaround Partners, Inc. (the “Company”) on Form 10-KSB/A for the period ended December 31, 2007 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: September 4, 2008

/s/ Russell Kidder
Name: Russell Kidder
Title: Chief Executive Officer, Interim Chief Financial Officer, Principal Executive Officer and Interim Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Turnaround Partners, Inc. and will be retained by Turnaround Partners, Inc. and furnished to the U.S. Securities and Exchange Commission or its staff upon request.